SCHEDULE 14C
                                  (RULE 14c-101)
                   INFORMATION REQUIRED IN INFORMATION STATEMENT
                             SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                                      EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by Registrant                                        (X)
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Check the appropriate box:

[ ]Preliminary Information Statement
[ ]Confidential, for use of the Commission only as permitted by Rule 14c-6(e)(2)
[X]Definitive Information Statement


                            MET INVESTORS SERIES TRUST
                 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    [X] No fee required.
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2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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5)   Total fee paid:

[ ] Fee paid with preliminary materials.

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                            MET INVESTORS SERIES TRUST

                        T. Rowe Price Mid-Cap Growth Portfolio
                   (formerly known as MFS Mid Cap Growth Portfolio)

                               22 Corporate Plaza Drive
                           Newport Beach, California 92660


                              INFORMATION STATEMENT


     The primary purpose of this Information Statement is to provide you with information about a change of the investment adviser ("Adviser") to the T. Rowe Price Mid-Cap Growth Portfolio (known as the MFS Mid Cap Growth Portfolio prior to January 1, 2003)(the "Portfolio"), a series of Met Investors Series Trust (the "Trust"). This Information Statement is being mailed on or about March 1, 2003. The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The Trust's most recent annual and semi-annual reports are available upon request without charge by writing the Trust at the above address or calling the Trust toll-free at 1-800-343-8496.

     Met Investors Advisory LLC (the "Manager") serves as investment manager to the Trust pursuant to a management agreement dated December 8, 2000, as amended from time to time, between the Trust and the Manager (the "Management Agreement"). MetLife Investors Distribution Company (the "Distributor"), an affiliate of the Manager, serves as the distributor to the Trust. The Manager and the Distributor are located at 22 Corporate Plaza Drive, Newport Beach, California 92660. State Street Bank and Trust Company is the administrator of the Trust and is located at One Federal Street, Boston, Massachusetts 02206.

     Section 15(a) of the Investment Company Act of 1940, as amended (the "1940 Act") requires that all agreements under which persons serve as investment managers or investment advisers to investment companies be approved by shareholders. The Securities and Exchange Commission has granted exemptive relief to the Trust and the Manager which generally permits the Manager, subject to certain conditions including approval of the Board of Trustees, to (i) select an Adviser for the Portfolio; (ii) enter into and materially modify existing advisory agreements between the Manager and the Adviser; and (iii) terminate and/or hire unaffiliated sub-advisors without obtaining approval of the Portfolio's shareholders. One of the conditions of the exemptive relief is that within 90 days after entering into a new or amended advisory agreement without shareholder approval, the Portfolio must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. Although you received a Supplement dated November 18, 2002 to the Prospectuses dated May 1, 2002 and July 15, 2002, informing you of the change in the Portfolio's Adviser, name and investment strategies, this Information Statement contains additional information regarding these changes and is being provided to you to satisfy this condition of the exemptive relief.

     THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.       Introduction

     Prior to January 1, 2003, Massachusetts Financial Services Company ("MFS") was the Adviser to the Portfolio pursuant to an Investment Advisory Agreement, dated February 12, 2001, between the Manager and MFS (the "Previous Advisory Agreement").

     In the role of Manager to the Trust, the Manager regularly monitors the performance of the Portfolio's Advisers, and has the ultimate responsibility to recommend to the Board of Trustees of the Trust the hiring, termination and replacement of unaffiliated Advisers. After analysis, the Manager determined that the Portfolio would benefit from replacement of MFS with T. Rowe Price Associates, Inc. ("T. Rowe Price").

     At a meeting of the Board of Trustees of the Trust held on November 13, 2002, the Board of Trustees, including the Trustees who are not "interested persons" of the Trust, the Manager, the Adviser or the Distributor (as that term is defined in the 1940 Act) ("Disinterested Trustees"), approved a new investment advisory agreement between the Manager and T. Rowe Price with respect to the Portfolio, which took effect as of January 1, 2003 (the "New Advisory Agreement"). In connection with the appointment of T. Rowe Price pursuant to the New Advisory Agreement, the Board of Trustees terminated the Previous Advisory Agreement, and as of January 1, 2003, MFS no longer served as Adviser to the Portfolio. As discussed below, the New Advisory Agreement is the same in all material respects to the Previous Advisory Agreement, except for the Adviser, advisory fee and effective date.

     As a result of those approvals, effective January 1, 2003, T. Rowe Price replaced MFS as the Adviser to the MFS Mid Cap Growth Portfolio and the name of the Portfolio was changed to "T. Rowe Price Mid-Cap Growth Portfolio." All references to the MFS Mid Cap Growth Portfolio in the Trust's Prospectus and Statement of Additional Information were changed as of that date to the "T. Rowe Price Mid-Cap Growth Portfolio." In addition, all references to MFS were replaced with T. Rowe Price. The Trust has been informed that MetLife (as defined in the Portfolio's Prospectus) may temporarily continue to refer to the "MFS Mid Cap Growth Portfolio" in their forms and communications with Contract owners and prospective Contract owners until they are able to revise such documents.

II.      The Previous and New Advisory Agreements

                  The Previous Advisory Agreement

     The Previous Advisory Agreement provided that it would remain in effect for an initial two-year term and would continue in full force and effect for successive periods of one year thereafter only so long as the Board of Trustees, including a majority of the Disinterested Trustees, specifically approved its continuance at least annually. The Previous Advisory Agreement could be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Disinterested Trustees, by the Manager, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days' prior written notice to the Adviser or by the Adviser upon ninety days' prior written notice to the Manager. The Previous Advisory Agreement also terminated automatically in the event of its assignment or in the event that the Management Agreement between the Manager and the Trust was assigned or terminated for any other reason.

     The Previous Advisory Agreement also generally provided that, absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties under the Agreement on the part of the Adviser, the Adviser would not be liable for any act or omission in the course of, or connected with, rendering services under the Advisory Agreement.

     Under the Previous Advisory Agreement, the Manager paid an advisory fee to MFS, based on the average daily net assets of the Portfolio, consisting of a monthly fee paid computed at the annual rate of 0.40% of first $150 million of such assets, plus 0.375% of such assets over $150 million up to $300 million, plus 0.35% of such assets over $300 million. For the fiscal year ended December 31, 2002, the Manager paid MFS $209,086 in aggregate advisory fees.

     The Previous Advisory Agreement was approved by the Board of Trustees, including by a separate vote of the Disinterested Trustees at a meeting held on January 24, 2001 and was executed on February 12, 2001, pursuant to approval of the Portfolio's initial sole shareholder.

                  The New Advisory Agreement

     The terms of the New Advisory Agreement are the same in all material respects as those of the Previous Advisory Agreement, except for the name of the Adviser, the advisory fee and effective date. Like the Previous Advisory Agreement, the New Advisory Agreement provides that it will remain in effect for an initial two-year term and thereafter for successive periods of one year only so long as the Board of Trustees, including a majority of the Disinterested Trustees, specifically approves its continuance at least annually. The New Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Disinterested Trustees, by the Manager, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days' prior written notice to the Adviser or by the Adviser upon ninety days' prior written notice to the Manager. The New Advisory Agreement also terminates automatically in the event of its assignment or in the event that the Management Agreement between the Manager and the Trust is assigned or terminated for any other reason.

     The New Advisory Agreement also generally provides that, absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties under the Agreement on the part of the Adviser, the Adviser will not be liable for any act or omission in the course of, or connected with, rendering services under the Advisory Agreement.

                  Advisory Fee

     The New Advisory Agreement with T. Rowe Price provides for payment of an advisory fee by the Manager to T. Rowe Price in an amount greater than the investment advisory fee paid by the Manager to MFS under the Previous Advisory Agreement. Under the New Advisory Agreement, the Manager pays an advisory fee to
T. Rowe Price, based on the average daily net assets of the Portfolio, consisting of a monthly fee paid computed at the annual rate of 0.50% of such assets. The Portfolio is not responsible for the fee paid to the Adviser.

     The following table shows the actual aggregate advisory fee paid to MFS by the Manager for the fiscal year ended December 31, 2002 under the Previous Advisory Agreement and what the aggregate advisory fee would have been if the advisory fee under the New Advisory Agreement had been in effect:

------------------------------------------ ---------------------------------------- ----------------------------------
Actual Aggregate Advisory Fee paid under    Pro Forma Aggregate Advisory Fee paid    % Difference Between Actual and
   the Previous Advisory Agreement for      under the New Advisory Agreement for    Pro Forma Aggregate Advisory Fees
   Fiscal Year Ended December 31, 2002       Fiscal Year Ended December 31, 2002
------------------------------------------ ---------------------------------------- ----------------------------------
------------------------------------------ ---------------------------------------- ----------------------------------
                $209,086                                  $261,358                                 25%
------------------------------------------ ---------------------------------------- ----------------------------------

                  Effective Date

     The New Advisory Agreement was approved by the Board of Trustees, including by a separate vote, the Disinterested Trustees, on November 13, 2002 and its effective date was January 1, 2003.

III.     The Management Agreement

     The Management Agreement provides that the Manager has overall supervisory responsibility for the general management and investment of the Portfolio's assets and has full investment discretion with respect to the assets of the Portfolio not then being managed by an Adviser. The Manager is expressly authorized to delegate day-to-day investment management of the Portfolio's assets to another investment adviser.

     The Management Agreement between the Trust and the Manager relating to the Portfolio was amended as of January 1, 2003 to increase the fee paid to the Manager to 0.75% of the Portfolio's assets to cover the increased fees paid by the Manager to T. Rowe Price (the "Amendment"). The Amendment was approved by the Board of Trustees on November 13, 2002 and by the Portfolio's shareholders at a special meeting held on December 30, 2002. This increase in the management fee was effective as of January 1, 2003. Although the new fee schedule increases the management fee paid by the Portfolio, the new fee schedule does not increase or decrease the amount of the fee retained by the Manager. The full amount of the fee increase is passed on to the new Adviser. Management's primary goal in the new fee schedule was to compensate the new Adviser at competitive levels, while maintaining the amount of the management fee retained by the Manager. The previous management fee in effect for the Portfolio and the aggregate amount of compensation paid to the Manager by the Portfolio during the Trust's fiscal year ended December 31, 2002 is set forth in Table 1. The new management fee for the Portfolio and the aggregate amount of compensation that would have been paid to the Manager for the Portfolio during the Trust's fiscal year ended December 31, 2002 pursuant to the Amendment is set forth in Table 2.

                                                      TABLE 1
------------------------------------------------------------ ---------------------------------------------------------
          Management Fee as of December 31, 2002              Aggregate Management Fee Paid During Fiscal Year Ended
                  (as a % of net assets)                                        December 31, 2002*
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
0.65% up to $150 million;  0.625% in excess of $150          $339,766
million up to $300 million;  0.60% in excess of $300
million
------------------------------------------------------------ ---------------------------------------------------------

*  Pursuant to the Expense Limitation Agreement, until April 30, 2003, the Portfolio's total operating expenses, exclusive of commissions and Rule 12b-1 fees, are limited to 0.80% of the Portfolio's average daily net assets.
The Manager waived $202,596 in management fees.

                                                      TABLE 2
------------------------------------------------------------ ---------------------------------------------------------
           Management Fee Pursuant to Amendment               Pro Forma Management Fee Paid During Fiscal Year Ended
                  (as a % of net assets)                                       December 31, 2002**
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
0.75%                                                        $392,037
------------------------------------------------------------ ---------------------------------------------------------

     ** Pursuant to the Expense Limitation Agreement, the Manager would have waived $254,867 in management fees.

     Table A in Appendix A to this Information Statement shows: the annualized level of all fees and expenses incurred by the Portfolio's Class B shares (the Portfolio's oldest Class) during the year ended December 31, 2002 under the previous investment management fee schedule prior to the Amendment; the annualized level of all fees and expenses that would have been incurred by the Portfolio during the year ended December 31, 2002 under the investment management fee schedule as amended; and the dollar and percentage differences between the two.

     Table 3 below compares the actual overall recurring expenses for the Portfolio's Class A, Class B and Class E shares under the Management Agreement for the year ended December 31, 2002 and the estimated overall recurring Portfolio expenses under the Amendment if the Amendment had been in effect for the year ended December 31, 2002. The table does not reflect separate account expenses, including sales loads. The table reflects the annual Portfolio operating expenses calculated as a percentage of average daily net assets.

     The Example is to help you compare the cost of investing in the Portfolio with the cost of investing in other funds. It assumes that you invest $10,000 in the Portfolio for the time periods indicated and then you redeem all of your shares at the end of those periods. The example also assumes that (i) your investment has a 5% return each year, (ii) the Portfolio's operating expenses remain the same with no limitation, and (iii) all dividends and distributions are reinvested. The example is presented on a current and pro forma basis. Your actual costs may be higher or lower.

                                                      TABLE 3
------------------------ --------------------------- --------------------------- ---------------------------
                                  Class A                     Class B                     Class E
------------------------ --------------------------- --------------------------- ---------------------------
------------------------ ------------ -------------- ------------- ------------- ------------- -------------
                         Previous     Pro Forma      Previous      Pro Forma     Previous      Pro Forma
------------------------ ------------ -------------- ------------- ------------- ------------- -------------
------------------------ ------------ -------------- ------------- ------------- ------------- -------------
Management Fee           0.65%        0.75%          0.65%         0.75%         0.65%         0.75%
------------------------ ------------ -------------- ------------- ------------- ------------- -------------
------------------------ ------------ -------------- ------------- ------------- ------------- -------------
12b-1 Fees               ---          ---            0.25%         0.25%         0.15%         0.15%
------------------------ ------------ -------------- ------------- ------------- ------------- -------------
------------------------ ------------ -------------- ------------- ------------- ------------- -------------
Other Expenses           0.45%        0.45%          0.51%         0.51%         0.54%         0.54%
------------------------ ------------ -------------- ------------- ------------- ------------- -------------
------------------------ ------------ -------------- ------------- ------------- ------------- -------------
Total Portfolio          1.10%        1.20%          1.41%         1.51%         1.34%         1.44%
Operating Expenses(1)
------------------------ ------------ -------------- ------------- ------------- ------------- -------------


     (1) Pursuant to the Expense Limitation Agreement, fee waivers and expense reimbursements for the year ended December 31, 2002 would be: Class A - 0.30%, Class A Pro Forma - 0.40%; Class B - 0.36%, Class B Pro Forma - 0.46%; Class E -
0.39%, Class E Pro Forma - 0.49%. After fee waivers and expense reimbursements, net Portfolio operating expenses, both actual and Pro Forma would be: Class A -
0.80%; Class B - 1.05%; Class E - 0.95%.

Example:

------------------ --------------------------------- -------------------------------- --------------------------------
                               Class A                           Class B                          Class E
------------------ --------------------------------- -------------------------------- --------------------------------
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
                   Previous         Pro Forma        Previous        Pro Forma        Previous         Pro Forma
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
After 1 Year       $113             $123             $145            $155             $137             $148
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
After 3 Years      $352             $383             $449            $478             $427             $459
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
After 5 Years      $609             $663             $776            $826             $738             $792
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
After 10 Years     $1,346           $1,461           $1,700          $1,812           $1,621           $1,733
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------


IV.      Board Considerations

     At a meeting of the Board of Trustees of the Trust held on November 13, 2003, the Board of Trustees, including the Disinterested Trustees, approved the Manager's proposal to (i) terminate MFS as the Adviser to the Portfolio; (ii) select and appoint T. Rowe Price as the Adviser for the Portfolio; and (iii) change the name of the Portfolio to the " T. Rowe Price Mid-Cap Growth
Portfolio." In approving the termination of MFS as the Adviser for the Portfolio, the Board of Trustees considered, among other things the past performance of the Portfolio and the Manager's evaluation of MFS's future potential of achieving the investment goals of the Portfolio. In approving T. Rowe Price as the new Adviser for the Portfolio and the related name change, the Board of Trustees considered certain factors, including: (i) the nature, quality and extent of the services expected to be rendered by T. Rowe Price, including the credentials and investment experience of its officers and employees; (ii) T. Rowe Price's investment approach; (iii) the structure of T. Rowe Price and its ability to provide services to the Portfolio, based on both its financial condition as well as its performance record with comparable funds; (iv) a comparison of T. Rowe Price's advisory fee with those of the current Adviser and other competitors managing the same asset class and (v) indirect costs and benefits of T. Rowe Price serving as the Adviser to the Portfolio, such as investment research the Adviser may receive in connection with the Portfolio's brokerage commissions.

     In considering the Amendment, the Board of Trustees concluded that the proposed new management fee schedule will: (i) over the long-term, enable the Manager to continue to provide high-quality investment management services to the Portfolio at a reasonable and competitive fee rate; and (ii) enable the
Manager to provide investment management services to the Portfolio at levels consistent with the increased demands of the current variable products marketplace. The Trustees considered the fact that the Manager's profitability would not change as a result of T. Rowe Price becoming Adviser to the Portfolio. The Board of Trustees also noted that although it is anticipated that the expense limitation agreement in place between the Trust and the Manager will be renewed subsequent to April 30, 2003, the current expense limitation with respect to the Portfolio will likely be raised.

     In connection with these considerations, the Board of Trustees determined that a sub-advisory arrangement between the Manager and T. Rowe Price was in the best interests of the Portfolio and its shareholders.

V.       The Adviser

     Founded in 1937, T. Rowe Price and its affiliates managed approximately $140.6 billion for more than eight million individuals and institutional investor accounts as of December 31, 2002. T. Rowe Price is a wholly-owned subsidiary of T. Rowe Price Group, Inc., a publicly-traded financial services holding company. T. Rowe Price Group, Inc. and T. Rowe Price's address is 100 E. Pratt Street, Baltimore, Maryland 21202.

     The investment management decisions for the Portfolio are made by an Investment Advisory Committee. Brian W.H. Berghuis acts as Chairman of the Committee. The Committee chairman has day-to-day responsibility for managing the Portfolio and works with the Committee in developing and executing the Portfolio's investment program. Mr. Berghuis has been chairman of the T. Rowe Price Mid-Cap Growth Fund's committee since 1992. He joined T. Rowe Price in 1985 and has been managing investments since 1988.

T. Rowe Price's directors and executive officers are as follows:

  Name, Address*, Year of Birth          Positions Held with T. Rowe Price and
  -----------------------------          --------------------------------------
                                         Principal Occupation during Past 5 Years**
                                         ------------------------------------------

  George A. Roche                        President, Chairman of the Board, Director, and
  1941                                   Chairman of the Management Committee of T. Rowe
                                         Price Group, Inc.; President and Director of T.
                                         Rowe Price Associates, Inc.

  Edward C. Bernard                      Director and Vice President of T. Rowe Price Group,
  1956                                   Inc. and T. Rowe Price Associates, Inc.

  James A.C. Kennedy III                 Director and Vice President of T. Rowe Price Group,
  1953                                   Inc. and T. Rowe Price Associates, Inc.

  William T. Reynolds                    Director and Vice President of T. Rowe Price Group,
  1948                                   Inc. and T. Rowe Price Associates, Inc.

  James S. Riepe                         Director, Vice President, and Vice Chairman of the
  1943                                   Board of T. Rowe Price Group, Inc.; Director and
                                         Vice President of T. Rowe Price Associates, Inc.

  M. David Testa                         Chief Investment Officer, Director, Vice President,
  1944                                   and Vice Chairman of the Board of T. Rowe Price
                                         Group, Inc.; Chief Investment Officer, Director,
                                         and Vice President of T. Rowe Price Associates, Inc.

  Cristina Wasiak                        Chief Financial Officer and Vice President of T.
  1953                                   Rowe Price Group, Inc. and T. Rowe Price
                                         Associates, Inc. Before joining T. Rowe Price in
                                         2001, she was a Chief Financial Officer with DSC
                                         Logistics; and prior to that, she was a Sr. VP of
                                         Finance Shared Services with ABN AMRO.

     *The address of each person listed above is 100 East Pratt Street, Baltimore, Maryland 21202.

     **Unless otherwise noted, each person has been employed by T. Rowe Price for the past five years.

     T. Rowe  Price  serves as  investment  adviser  or  subadviser  to  several registered investment companies having similar investment objectives and policies to those of the Portfolio. The following tables set forth the name of each investment company having similar investment objectives and policies to the Portfolio, the annual rate of compensation (i.e., for the T. Rowe Price fund, the individual fee and group fee charged by T. Rowe Price as a percentage of average daily net assets and, for the subadvised funds, the fee T. Rowe Price is paid for its services as subadviser to the respective portfolio), and net assets as of December 31, 2002. Please note that net asset figures are based on internal T. Rowe Price records.


-------------------------------- ----------------------------- ------------------------------------ ------------------

Investment Company Name          Investment Objective          Annual Rate of Compensation          Net   Assets   as
                                                                                                    of  12/31/02
                                                                                                    (in millions)
-------------------------------- ----------------------------- ------------------------------------ ------------------
-------------------------------- ----------------------------- ------------------------------------ ------------------
JNL Series Trust
T. Rowe Price/JNL Mid-Cap        Long-term growth of capital   .60% of first $20 million            $249
Growth Series                                                  .50% of next $30 million
                                                               .50% of next $150 million
                                                               .50% on all assets when assets
                                                               exceed $200 million*
-------------------------------- ----------------------------- ------------------------------------ ------------------
-------------------------------- ----------------------------- ------------------------------------ ------------------

MassMutual Institutional Funds   Long-term growth of capital   .50%  on all assets                  $248
Mid-Cap Growth Equity II Fund
-------------------------------- ----------------------------- ------------------------------------ ------------------
-------------------------------- ----------------------------- ------------------------------------ ------------------

Maxim Series Fund  Maxim T.      Long-term capital             .50%  on all assets                  $204
Rowe Price MidCap Growth         appreciation
Portfolio
-------------------------------- ----------------------------- ------------------------------------ ------------------
-------------------------------- ----------------------------- ------------------------------------ ------------------

TD Mutual Funds                  Capital appreciation          .50% on all assets*                  $190
U.S. Mid-Cap Growth Fund

-------------------------------- ----------------------------- ------------------------------------
-------------------------------- ----------------------------- ------------------------------------ ------------------

T. Rowe Price                    Long-term capital             .35% individual fee                  $5,764
Mid-Cap Growth Fund              appreciation                  .32% group fee
                                                               .67% management fee**
-------------------------------- ----------------------------- ------------------------------------ ------------------
-------------------------------- ----------------------------- ------------------------------------ ------------------

T. Rowe Price                    Long-term capital             .85%***                              $302
Mid-Cap Growth Portfolio         appreciation

-------------------------------- ----------------------------- ------------------------------------ ------------------
----------------------------------------------------------------------------------------------------------------------

*T. Rowe Price has voluntarily agreed to waive a portion of its sub-advisory fees for certain registered investment companies where it serves as subadviser within the fund complex. The fee reduction is based on the combined asset level of the portfolios subadvised by T. Rowe Price, and ranges between 0% - 10% of the total subadvisory fees paid.

**The total investment management fee paid by the T. Rowe Price retail fund is 0.67% of average daily net assets. This total reflects only the Fund's investment management fees and does not include shareholder service, custodial, accounting, legal and audit fees; costs of preparing prospectuses and reports sent to shareholders, registration fees and expenses, proxy and annual meeting expenses or director/trustee fees and expenses. T. Rowe Price is paid a management fee consisting of two elements: a "group" fee and an "individual" fund fee. The group fee, which is designed to reflect the benefits of shared resources of the T. Rowe Price investment management complex, is calculated daily based on the combined net assets of all T. Rowe Price funds (excluding T. Rowe Price Index Trust, T. Rowe Price Spectrum Funds, and any institutional, index, or private label mutual funds). Each fund pays a portion of the group fee, an amount equal to the ratio of its daily net assets to the daily net assets of all the T. Rowe Price funds. Each fund also pays a flat individual fund fee based on its net assets. ***This is an annual fee that includes investment management services and ordinary, recurring fund operating expenses, but does not cover interest, taxes, brokerage, nonrecurring and extraordinary items or fees and expenses for the fund's independent directors. The fee is based on fund average daily net assets and is calculated and accrued daily.
-------------------------------------------------------------------------------
VI. Changes in Portfolio's Investment Style

     The transition from MFS to T. Rowe Price as Adviser of the Portfolio involved certain portfolio transaction costs as T. Rowe Price restructured the Portfolio to reflect a change in the Portfolio's investment strategy, as described below. T. Rowe Price has notified the Trust that the transaction costs of this restructuring were less than 1% of the Portfolio's net asset value. Restructuring costs consist primarily of brokerage fees and dealer spreads or markups related to purchasing and selling securities for the Portfolio's portfolio.

     T. Rowe Price manages the Portfolio using a somewhat different investment style than MFS used. Under T. Rowe Price, the Portfolio will invest at least 80% of net assets in a diversified portfolio of common stocks of mid-cap companies whose earnings the Adviser expects to grow at a faster rate than the average company. T. Rowe Price defines mid-cap companies as those whose market capitalization falls within the range of either the S&P MidCap 400 Index or the Russell Midcap Growth Index.

         In selecting investments, the Adviser generally favors companies that:

o        have proven products or services;

o        have a record of above-average earnings growth;

o        have demonstrated potential to sustain earnings growth;

o        operate in industries experiencing increasing demand; or

o        have stock prices that appear to undervalue their growth prospects.

     In pursing its investment objective, the Adviser has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the Adviser believes a security could increase in value for a variety of reasons, including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

     While most assets will be invested in U.S. common stocks, other securities may also be purchased, including foreign stocks, futures, and options, in keeping with the Portfolio's objectives.

     The  Portfolio  is  classified  as a  "non-diversified"  company  under the
Investment Company Act of 1940, as amended, which means that it could concentrate its investments in a smaller number of companies than many other funds. However, MFS invested in numerous companies and T. Rowe Price also expects to invest in numerous companies. Although T. Rowe Price expects the Portfolio to operate as a diversified investment company, the Portfolio will retain its "non-diversified" classification to give T. Rowe Price the flexibility to pursue a more selective investment strategy.


VII.     Portfolio Transactions

     Subject to the supervision and control of the Manager and the Trustees of the Trust, the Portfolio's Adviser is responsible for decisions to buy and sell securities for its account and for the placement of its portfolio business and the negotiation of commissions, if any, paid on such transactions. Brokerage commissions are paid on transactions in equity securities traded on a securities exchange and on options, futures contracts and options thereon. Fixed income securities and certain equity securities in which the Portfolio invests are traded in the over-the-counter market. These securities are generally traded on a net basis with dealers acting as principal for their own account without a stated commission, although prices of such securities usually include a profit to the dealer. In over-the-counter transactions, orders are placed directly with a principal market maker unless a better price and execution can be obtained by using a broker. In underwritten offerings, securities are usually purchased at a fixed price which includes an amount of compensation to the underwriter generally referred to as the underwriter's concession or discount. Certain money market securities may be purchased directly from an issuer, in which case no commissions or discounts are paid. U.S. government securities are generally purchased from underwriters or dealers, although certain newly-issued U.S. government securities may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality. The Portfolio's Adviser is responsible for effecting its portfolio transactions and will do so in a manner deemed fair and reasonable to the Portfolio and not according to any formula. The primary consideration in all portfolio transactions will be prompt execution of orders in an efficient manner at a favorable price. In selecting broker-dealers and negotiating commissions, the Adviser considers the firm's reliability, the quality of its execution services on a continuing basis, confidentiality, including trade anonymity and its financial condition. When more than one firm is believed to meet these criteria, preference may be given to brokers that provide the Portfolio or its Adviser with brokerage and research services within the meaning of Section 28(e) of the Securities Exchange Act of 1934. In doing so, the Portfolio may pay higher commission rates than the lowest available when its Adviser believes it is reasonable to do so in light of the nature of the brokerage and research services provided by the broker effecting the transaction. The Portfolio's Adviser is of the opinion that its receipt and use of such material may benefit the Portfolio or other accounts managed by the Adviser by supplementing the Adviser's research.

     It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, the Portfolio's Adviser receives research services from many broker-dealers with which the Adviser places the Portfolio's transactions. The Adviser may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for the Portfolio. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities.

     As noted above the Adviser may purchase new issues of securities for the Portfolio in underwritten fixed price offerings. In these situations, the underwriter or selling group member may provide the Adviser with research in addition to selling the securities (at the fixed public offering price) to the Portfolio or other advisory clients. Because the offerings are conducted at a fixed price, the ability to obtain research from a broker-dealer in this situation provides knowledge that may benefit the Portfolio, other investment advisory clients, and the Adviser without incurring additional costs. These arrangements may not fall within the safe harbor of Section 28(e) because the broker-dealer is considered to be acting in a principal capacity in underwritten transactions. However NASD Regulation, Inc. has adopted rules expressly permitting broker-dealers to provide bona-fide research to advisers in connection with fixed price offerings under certain circumstances. As a general matter in these situations, the underwriter or selling group member will provide research credits at a rate that is higher than that which is available for secondary market transactions.

     The Adviser, subject to seeking the most favorable price and best execution and in compliance with the Conduct Rules of NASD Regulation, Inc., may consider sales of shares of the Trust as a factor in the selection of broker-dealers. The Board of Trustees has approved a Statement of Directed Brokerage Policies and Procedures for the Trust pursuant to which the Trust may direct the Manager to cause the Adviser to effect securities transactions through broker-dealers in a manner that would help to generate resources to (i) pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment pursuant to the management agreement ("Directed Brokerage"); or (ii) reward brokers for past sales of Trust shares ("Reward Brokerage"). The Trustees will review the levels of Directed Brokerage and Reward Brokerage for the Portfolio on a quarterly basis.

     The Adviser may effect portfolio transactions for other investment companies and advisory accounts. Research services furnished by broker-dealers through which the Portfolio effects its securities transactions may be used by the Portfolio's Adviser in servicing all of its accounts; not all such services may be used in connection with the Portfolio. In the opinion of the Adviser, it is not possible to measure separately the benefits from research services to each of its accounts, including the Portfolio. Whenever concurrent decisions are made to purchase or sell securities by the Portfolio and another account, the Portfolio's Adviser will attempt to allocate equitably portfolio transactions among the Portfolio and other accounts. In making such allocations between the Portfolio and other accounts, the main factors to be considered are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and the opinions of the persons responsible for recommending investments to the Portfolio and the other accounts. In some cases this procedure could have an adverse effect on the Portfolio. In the opinion of the Adviser, however, the results of such procedures will, on the whole, be in the best interest of each of the accounts.

     For the year ended December 31, 2002, the Portfolio paid $392,702 in brokerage commissions. No commissions were paid to any affiliated broker of the Manager or MFS.

VIII.    Portfolio's Ownership Information

     Metropolitan Life Insurance Company, a New York life insurance company ("MetLife"), and its affiliates, MetLife Investors USA Insurance Company, MetLife Investors Insurance Company, First MetLife Investors Insurance Company, New England Life Insurance Company, MetLife Investors Insurance Company of California and General American Life Insurance Company (individually an "Insurance Company" and collectively the "Insurance Companies"), are the record owners, through their separate accounts, of all of the Portfolio's shares.

     As of February 25, 2003, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the shares of beneficial interest of the Portfolio. To the Trust's knowledge, no person, as of February 25, 2003, was entitled to give voting instructions to an Insurance Company with respect to 5% or more of the Portfolio's shares.

                                                    APPENDIX A

                                                      TABLE A

     The table below shows (i) the annualized level of all fees and expenses incurred by the Portfolio's Class B shares under the previous investment management fee schedule during the year ended December 31, 2002, (ii) the annualized level of all fees and expenses that would have been incurred by the Portfolio under the amended management fee schedule during the year ended December 31, 2002, and (iii) the dollar difference and percentage differences between the two.

------------------------------- ---------------------------- ---------------------------- ----------------------------
 Previous Aggregate Fees and     Pro Forma Aggregate Fees        Difference Between          % Difference Between
           Expenses                    and Expenses            Previous and Pro Forma       Previous and Pro Forma
                                                             Aggregate Fees and Expenses  Aggregate Fees and Expenses
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
1.41%(1)(2)                     1.51%(3)(4)                  $52,271(5)                   0.10%(6)
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1)  Includes 0.25% of Rule 12b-1 fees.

(2) Reflecting the Expense Limitation Agreement, actual aggregate fees and expenses (including Rule 12b-1 fees) were 1.05%.

(3)  Includes 0.25% of Rule 12b-1 fees.

(4) Reflecting the Expense Limitation Agreement, pro forma aggregate fees and expenses (including Rule 12b-1 fees) would have been 1.05%.

(5)  Reflecting the Expense  Limitation  Agreement,  such difference would equal
     $0.

(6) Reflecting the Expense Limitation Agreement, such difference would equal 0.00%.